                                                                    EXHIBIT 32.2

                  STATEMENT OF SENIOR VICE PRESIDENT - FINANCE
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

            Pursuant to Section 1350 of Title 18 of the United States Code, I, Harry M. Rimmer, the Senior Vice President - Finance of Escalon Medical Corp. (the "Company"), hereby certify that, to the best of my knowledge:

            1. The Company's Form 10-Q Quarterly Report for the period ended March 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and

            2. The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17, 2004                          /s/ Harry M. Rimmer
                                            --------------------------------
                                            Harry M. Rimmer
                                            Senior Vice President - Finance

            A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Escalon Medical Corp. and will be retained by Escalon Medical Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

                                       39